New York Mortgage Trust, Inc. 2023 Third Quarter Financial Summary

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us, including the disposition over time of our joint venture equity investments; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and the risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Third quarter 2023 Financial Tables and related information can be viewed in the Company’s press release dated November 1, 2023 posted on the Company’s website at http://www.nymtrust.com under the “News” section. See Glossary and End Notes in the Appendix. 2

Management Update "Fixed income investment valuations suffered in the third quarter against heightened rate volatility, leading to low transaction volumes across the credit spectrum. With higher rates, negative investor sentiment poured into the market, bringing asset values lower. As a result, our adjusted book value declined by 9.71% in the third quarter, led by lower asset valuations and impairment losses related to our multi- family joint venture equity portfolio. Over a year ago, management determined to reduce credit exposure by allowing our short duration credit portfolio to organically run-off. As a result, the Company’s credit portfolio declined by $1.0 billion year-over-year from the end of the third quarter of 2022. This strategy has allowed us to build out an accretive, high coupon Agency RMBS portfolio which drove Company interest income up 15% from the prior quarter. With Agency RMBS spreads at one of the widest levels since 2008, we believe we can continue to meaningfully expand interest earnings. In an economic downturn, we believe book value and liquidity will be supported with increased exposure to Agency RMBS. Against a myriad of challenges, U.S. consumers may have exhausted their ability to keep the U.S. economy out of recession. We believe the decisive actions taken by the Company over the past 18 months to reposition the portfolio and reduce credit exposure will enable the Company to provide long-term, sustainable value in a likely downturn." — Jason Serrano, Chief Executive Officer To Our Stockholders 3

Table of Contents • Company Overview • Financial Summary • Market & Strategy Update • Quarterly Financial Information • Appendix 4

Company Overview 5

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long- term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets, as well as more traditional types of fixed-income investments that provide coupon income, such as Agency RMBS. Data As of 9/30/2023 79 professionals in New York, Los Angeles, and Charlotte Focus on utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $4.7B Total Investment Portfolio / $1.2B Market Capitalization Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Cash and Other 65% 31% 4% See Glossary and End Notes in the Appendix. 6

*Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Loss per share (basic) of $(1.04), Comprehensive loss per share of $(1.04) ◦ Undepreciated loss per share of $(1.02)* ◦ Book value per share of $11.26 (-9.49% change QoQ) ◦ Adjusted book value per share of $12.93* (-9.71% change QoQ) ◦ (7.07)% Quarterly Economic Return ◦ (7.61)% Quarterly Economic Return on Adjusted Book Value* Stockholder Value ◦ Declared third quarter common stock dividend of $0.30 per share ◦ Common stock dividend yield of 14.1% (share price as of 9/30/2023) ◦ Annualized 2023 G&A expense ratio of 3.02% ◦ Repurchased 560,342 shares of common stock at an accretive average repurchase price of $8.93 per common share ◦ Repurchased 63,540 shares of preferred stock at an accretive average repurchase price of $22.23 per preferred share Liquidity / Financing ◦ Investment portfolio acquisitions of $1.1 billion (including $946 million of Agency RMBS) ◦ Received par payoff plus full accrued interest totaling $26 million from redemption of a Mezzanine Lending investment ◦ Executed PSA for the sale of a multi-family property held by a joint venture representing a total NYMT investment amount of $5 million ◦ Opened residential loan warehouse line with maximum capacity of $200 million ◦ Company Recourse Leverage Ratio of 1.3x ◦ Portfolio Recourse Leverage Ratio of 1.2x ◦ $221 million of available cash as of September 30, 2023 Investing Activity See Glossary and End Notes in the Appendix. 7 Key Developments

Market Update

Consumers lack ability to keep GDP elevated:

- **Personal Savings:** Due to recent drawdowns, consumer savings now trending 50% below historical levels
- **Consumer Debt:** Revolving credit utilization at highest level ever while at the highest APR ever
- **Credit Availability:** Potential to increase borrowings to fuel spending is more difficult for many consumers as lending standards are tightest on record

Savings Collapse + Record Debt + Tighter Credit =
Spending Slowdown

Personal Savings Relative to Pre-Pandemic Trend



35%
30%
25%
20%
15%
10%
5%
0%
Jan 2016
Jan 2017
Jan 2018
Jan 2019
Jan 2020
Jan 2021
Jan 2022
Jan 2023
Monthly Personal Savings
Pre-Pandemic Trend

Shading indicates recession
Source: St. Louis FRED

Revolving Consumer Credit Owned and Securitized



Billions of Dollars
1,400
1,300
1,200
1,100
1,000
900
800
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Shading indicates recession
Source: St. Louis FRED

Change in Credit Availability



20%
16%
12%
8%
4%
0%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Shading indicates recession
Source: Bloomberg

See Glossary and End Notes in the Appendix.

NYMT

8

Investment Strategy

In anticipation of a superior market opportunity in the future, NYMT curtailed investment pipelines and shifted its focus to asset management in 2022

Company Objective in a Seismic Market Shift

Approach:

- Prudent capital management to protect book value over long-term
- Continue winding down our low levered, short-dated portfolio
- Sell down multi-family property portfolio
- Maintain elevated levels of liquidity

Timing:

- Patient approach to capitalize on market dislocation to provide significant long-term value
- Potential trigger may include a market roll-over to more compelling secondary than primary market opportunities

Execution:

- Unlock value though experienced asset management and capability

Focused on Long-Term Value in a Downturn

Q2 2022 | Curtailed new investments
Reduced acquisition pipeline by $1B

Q4 2022 | Portfolio decline driven by payoffs
From Q2 2022, the overall portfolio declined by ~ 20% due to the short duration loan profile and efficient, effective resolutions supported by asset management

Q2 2023 | Transitioned focus to Agency RMBS
Rotated excess liquidity to current coupon Agency RMBS

Q3 2023 | Increased deployment into Agency RMBS
Doubled the size of the Agency RMBS portfolio

Q4 2023 | Further build out Agency RMBS portfolio
Focus on higher coupon at wider spreads

1H 2024 | Invest in higher return opportunities
Include asset recapitalization and gap funding opportunities

See Glossary and End Notes in the Appendix.

9

NYMT

Balance Sheet Structured for Growth

Portfolio Management Strategy

- In 2023, the opportunity cost of capital is likely greater than any period since the Great Financial Crisis, as the return on cash holdings has been competitive to the YTD performance of many other fixed income investments
  - Portfolio construction designed to reduce portfolio credit exposure through organic run-off
  - Deploy excess capital into Agency RMBS market to keep liquidity high and credit exposure low
- Maintain high level of borrowing capacity (**$1.7 billion** across current loan warehouse facilities)
- Underwrite opportunities in likely distressed markets to determine size and viability
- Strategically utilize liquidity and permanent capital status to offer recapitalization opportunities

NYMT Investment Portfolio Size

(Dollar amounts in billions)



$4.2
$3.8
$3.8
$4.0
$4.7
$3.8
$2.7
$2.6
$2.7
$3.1
$1.5
$1.2
$1.1
$0.9
$0.9
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
BPL - Bridge
Other Investments
Total

Reserve for Excess Liquidity

(Dollar amounts in millions)



$221
$192
$87
$500
Available Cash
Financing of Unencumbered Assets
Additional Financing of Under-Levered Assets
Total Deployment Availability
% Market Capitalization
18%
16%
7%
41%

NYMT Adjusted Interest Income*

(Dollar amounts in millions)



$62.3
$56.6
$50.8
$51.6
$59.2
$43.3
$34.2
$30.1
$29.7
$29.5
$32.2
$26.9
$21.3
$17.4
$15.9
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
BPL - Bridge
Other Investments
Total

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

10
NYMT

Financial Summary 11

Credit and Other Agency 2Q 2023 3Q 2023 Company Portfolio 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 Financial Snapshot Earnings & Book Value 2.18%2.45% 2.80% 3.60% 3.34% 6.49% 6.80%6.69% Investment Portfolio Financing & Liquidity Dividend Per Share $0.30 $0.30 2Q 2023 3Q 2023 $14.32 $12.93 2Q 2023 3Q 2023 $(0.38) $(1.02) 2Q 2023 3Q 2023 Available Cash (in millions) Portfolio Allocation SF Credit 59% SF 89% MF 11% Other <1% Recourse Leverage Ratio $337 $224 $216 $223 $221 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 6.49% 6.80% 6.69% 6.66%$0.32 $0.24 $0.20 $0.17 $0.18 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 Net Interest Income - EPS ContributionTotal Portfolio Size (in billions) 14.13% Dividend Yield Q3'23 Economic Return on Adjusted Book Value*: (7.61)% See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. $4.2 $3.8 $3.8 $4.0 $4.7 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 0.3x 0.7x 0.6x 0.5x 0.4x 0.3x 0.4x 0.3x Undepreciated Loss Per Share*Adjusted Book Value Per Share* 1.3x 1.2x 12 Portfolio Recourse Leverage Ratio 5.0x 9.0x 0.3x 7.2x 0.3x 8.5x

2023 2024 2025 2026 2027 2028 2035 $596 $292 $378 $385 $419 $94 $574 $1,407 $621 $447 $317 $188 $170$1,322 $1,498 $1,416 $1,390 $1,336$343 $335 $353 $451 $376 $337 $224 $216 $223 $221 MTM Repo - Credit MTM Repo - Agency Non-MTM Repo - Credit Securitization Financing Unencumbered Residential Loans and Investment Securities Available Cash 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 NYMT Debt Structure Quarterly Portfolio Financing Exposure (Dollar amounts in millions) Portfolio Recourse Leverage Ratio 0.3x 0.3x 1.2x0.6x0.4x Quarterly Portfolio Financing Exposure (Dollar amounts in millions) See Glossary and End Notes in the Appendix. Portfolio and Corporate Debt (dollar amounts in millions) 13 Corporate Debt Maturities (dollar amounts in millions) $45 $100 Securitization Financing $1,336 Non-MTM Repo - Credit $170 MTM Repo - Agency $1,407 MTM Repo - Credit $419 Sr. Unsec. Notes $100 Sub Debentures $45| 3% | 1% | 12% | 40% | 5% | 39%

Joint Venture Equity $276 MM | 6% Mezzanine Lending $229 MM | 5% CMBS $6 MM | <1% See Glossary and End Notes in the Appendix. Lower duration portfolio returns capital faster to reinvest in higher equity return opportunities Focus on reinvesting into higher equity return opportunities 14 Agency RMBS $1,535 MM | 31% BPL - Bridge $856 MM | 17% RPL $587 MM | 12% Performing Loans $535 MM | 11% BPL - Rental $273 MM | 6% Non-Agency RMBS $216 MM | 4% SFR $162 MM | 3% Available Cash $221 MM | 4% Other Investments $25 MM | 1% $4.7 Billion Portfolio Assets +$221MM Available Cash NYMT Portfolio Assets Single-Family 84% Multi-Family 11% Other 5%

Market & Strategy Update 15

NYMT Investment Strategy

Strategy For Sustainable Earnings Growth

Strategic Shift

- After significant curtailment of asset purchases in Q3 2022 to Q1 2023, NYMT has shifted its focus to growing its portfolio while maintaining available capital and liquidity to take advantage of future credit opportunities
- Recent investment activity has been concentrated in more liquid Agency RMBS to capitalize on historically attractive spread levels
- Q3 2023 was the highest pace of portfolio acquisitions in the Company's history, driven primarily by Agency RMBS purchases

Portfolio Strategy

- Continue to grow investment exposure to Agency RMBS given its currently attractive risk-adjusted return profile
- Target other assets with less price sensitivity to credit deterioration (e.g. shorter duration, significant discount to par pricing or minimal credit risk)
- Maintain heightened focus on asset management to manage the pace and efficiency of resolutions across the portfolio
- Monitor markets for dislocations that may present additional asset deployment opportunities

Portfolio Acquisitions
(Dollar amounts in millions)



$890
$208
$682
$119
$26
$93
$106
$31
$75
$219
$106
$27
$86
$664
$546
$15
$103
$1,147
$946
$22
$179
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
BPL - Bridge/Rental
Agency RMBS
Other

Investment Activity	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Acquisitions	$ 890.2	$ 118.6	$ 106.0	$ 219.2	$ 663.9	$ 1,146.6
Sales	—	(36.2)	(24.8)	(0.2)	(1.0)	(43.4)
Payoffs	(304.4)	(357.9)	(435.3)	(289.4)	(358.3)	(300.3)
Net Investment Activity	**$ 585.8**	**$ (275.5)**	**$ (354.1)**	**$ (70.4)**	**$ 304.6**	**$ 802.9**

See Glossary and End Notes in the Appendix.

16

Single-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 89% | **Total Capital 65%**

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Portfolio Recourse Leverage Ratio	Total Portfolio Leverage Ratio	Key Characteristics: Avg. FICO	Key Characteristics: Avg. LTV	Key Characteristics: Avg. Coupon	Current Environment
BPL - Bridge	• Bridge loans • Bridge w/ Rehab loans	20%	$856	36%	$363	0.4x	1.6x	733	65%	9.15%	- Recent origination volumes have remained stable despite the continued lack of housing supply in the market. There is an increasing supply of heavy rehab and new construction projects at higher yields, but NYMT is being selective on these types of risk.
BPL - Rental	• DSCR	7%	$273	5%	$51	0.0x	4.4x	748	69%	5.05%	- Insurance companies continue to have a strong bid for BPL-Rental loans. Securitization execution remains unattractive as AAA spreads and new origination coupons have widened.
Performing Loan	• S&D • Other	13%	$535	12%	$122	1.4x	3.6x	718	64%	3.97%	- New buyers continue to enter the S&D market, maintaining price stability. Meanwhile, sellers remain cautious, hesitant to sell at deep discounts and incur significant losses, which has kept transaction volumes down.
RPL	• Seasoned re-performing and non-performing mortgage loans	14%	$587	7%	$65	0.4x	8.4x	634	61%	5.05%	- Supply continues to remain tight with GSEs largely reducing RPL sales. Embedded downside protection via lower LTVs have kept demand for this product high but recent rate volatility has widened bid and ask spreads.
Agency RMBS	• Agency	37%	$1,535	16%	$166	8.5x	8.5x	721	83%	5.73%	- Agency spreads remain elevated due to high interest rate volatility with the back end of the yield curve moving considerably higher. Demand technicals remain challenged as money managers and REITs slowly fill the demand gap of the banks and the Fed.
Non-Agency RMBS	• Non-Agency (includes Consolidated SLST securities - $154)	5%	$216	16%	$164	0.3x	0.3x	699	68%	4.50%	- Higher quality Non-Agency RMBS spreads have widened in concert with Agency spreads. Investors in new issue securitizations have been more cautious. New issue volume is still notably lower than previous years.
SFR	• Single-family rental properties	4%	$162	8%	$85	0.9x	0.9x				- Total single-family purchase activity remains at the lowest level in the past 20 years, given historic unaffordability of homeownership due to increasing mortgage rates. Nationwide, home price trends have been positive due to low supply of homes on the market.

See Glossary and End Notes in the Appendix.

NYMT

17

Single-Family Agency RMBS Market Market • Agency RMBS current coupon spread to Treasuries continued to widen in Q3 2023 from an already elevated level • High interest rate volatility remains the primary factor contributing to wider spreads, exerting pressure on narrowing OAS spreads and pushing ZV spreads higher • Technical backdrop remains challenging as bank demand remains muted and money managers already overweight Agency RMBS, leaving a demand gap to be filled • FDIC Agency RMBS sales are mostly complete, leaving net new issuance as main source of supply See Glossary and End Notes in the Appendix. Start of Rate Hike Cycle Pandemic 18 Great Financial Crisis Chart Data As of 9/30/2023 Regional Bank Crisis Agency RMBS Current Coupon Spreads Coupon (%) N Y M T A g en cy R M B S ($ M M ) Z V Sp read (b p ) NYMT Agency RMBS Holdings ZV Spread 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 $0 $300 $600 $900 0 50 100 150 200 Specified Pools at Different Coupons

Single-Family Agency RMBS Strategy Strategy • Investing in Agency RMBS allows for diversified growth in overall investment portfolio • Growing Agency RMBS portfolio allows us to establish a higher coupon portfolio with a more attractive yield and carry profile • Focusing on specified pools with low pay-ups and targeting higher spread assets with prepayment protection Agency Portfolio Characteristics Market Value ($MM) Specified Pool % | Agency IOs % $1,535 97% | 3% See Glossary and End Notes in the Appendix. High LTV 21% Investor 2% Low FICO 38% Generic 25% State 4% Loan Bal 5% ARM 5% Specified Pool Breakdown 19 54%36% 5% 5% 5.5% Coupon 6.0% Coupon 6.5% Coupon ARM 6.1% Coupon Specified Pool by Coupon Specified Pool Characteristics Outstanding UPB ($MM) Q3 Price Avg. Coupon WALA (months) $1,528 $97.71 5.73% 6.6

Single-Family Business Purpose Loan-Bridge Strategy Market • NYMT has been onboarding additional bridge loan originators in 2023 to bolster asset sourcing for the future • Credit underwriting standards have remained tighter since the beginning of the Fed hiking cycle • Originations of new bridge loans have been stable despite the recent interest rate volatility Strategy • Increase purchase activity targeting experienced borrowers with low LTV and low rehab requirements • Focus on borrower engagement and loss mitigation of maturing legacy portfolio Loan Key Characteristics Avg. FICO Avg. Coupon Avg. LTARV Avg. LTC DQ 60+ Original Term (months) WALA (months) 23% 15.9 15.1 733 9.15% 70%65% See Glossary and End Notes in the Appendix. $1,563 $1,254 $1,099 $933 $884 $106 $142 $183 $208 $202 $1,457 $1,112 $916 $725 $682 DQ 60+ % Performing DQ 60+ Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 $— $600 $1,200 $1,800 —% 25% 50% 75% 100% BPL-Bridge Loan Portfolio CompositionCash Collections* as Percentage of Monthly Scheduled Interest across BPL-Bridge Loan Portfolio 20 Outstanding UPB ($MM): $884 Outstanding Loan Count: 1,525 LTD UPB Invested ($MM): $3,261 *Does not include principal repayments. Oct 2022 Nov 2022 Dec 2022 Jan 2023 Feb 2023 Mar 2023 Apr 2023 May 2023 Jun 2023 Jul 2023 Aug 2023 Sep 2023 0% 50% 100% 12 mo. average: 95% M ill io ns

Multi-Family

Portfolio Overview

Dollar amounts in millions										Total Investment Portfolio 11% | Total Capital 31%
Core Strategy	Sub-Sector	Asset Value		Net Capital		Key Characteristics			Current Environment
		%	$	%	$	Avg. DSCR	Avg. Adjusted LTV (1)	Avg. Coupon/ Target IRR	
Mezzanine Lending	Preferred equity and mezzanine direct originations	45%	$229	46%	$229	1.30x	79%	12.37%	- Agencies remain the primary lender in the multi-family sector. - Agency volume is down significantly as cost of funds remain elevated, leading to increased opportunities for mezzanine gap financing at attractive attachment points. - An increase in refinance opportunities in large part driven by impending maturities is expected to continue over the next 12 months.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner (2)	54%	$276	52%	$259	1.14x	78%	13-17%	- U.S. multi-family property sales volume through Q3 is trending 72% below 2022 levels. - We expect strong final deliveries for new construction projects in 2023, but uncertainty increases as debt costs rise and fewer banks support construction financing. - Refinancing of senior debt and recapitalization of existing equity positions will drive market activity in the coming quarters.

1. Avg. Adjusted LTV of Mezzanine Lending and Joint Venture Equity investments represent the weighted average LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties.
2. Includes JV transaction with combined mezzanine lending and common equity of $146.0 million.

See Glossary and End Notes in the Appendix.

21

NYMT

Multi-Family Asset Class-Mezzanine Lending Loan Performance • Only one loan within the Mezzanine Lending portfolio was delinquent and expected to pay off at par. • Annualized payoff rate: ◦ 2022: 32% ◦ 2023: 35% • $26 million loan payoff in Q3 at a lifetime IRR to NYMT of 13.58% (1.24x multiple). See Glossary and End Notes in the Appendix. Portfolio • 22 loans: $229 million asset value • Weighted average origination date of Q2 2021 • Portfolio occupancy of approx. 90% • Annualized rent growth rate: ◦ 2021: 8% ◦ 2022: 11% ◦ 2023: 4% 22 Avg. Annualized Payoff Rate 27.3% Mezzanine Lending Portfolio Balance Over Time

Multi-Family

Asset Class-Joint Venture Equity

Portfolio

- Portfolio occupancy of approx. **90%**
- Annualized Rent Growth Rate:
  - 2021: **14%**
  - 2022: **16%**
  - 2023: **7%**

Market

- Agencies are the primary source of senior financing, with 10-year senior debt currently pricing at low 6%, up from sub-4% prior to 2022
- In response to increasing funding costs, multi-family cap rates have widened by approximately 25 bps in Q3
- While capital on the sidelines for property acquisitions is sizeable, transaction volume will be subdued until rate volatility eases
- Occupancy rates for multi-family properties continues to stay elevated as homeownership affordability is at worst levels on record
- Consumers will also be steered towards rentals after depleting excess savings which is needed to afford a down payment for homeownership
- Alongside strong rental market demand, NYMT expects continued improvement in occupancy levels as capex programs are nearly completed for property lease-up activity

Disposal Group Portfolio Characteristics

State	Count	NYMT Equity Basis (millions)	% of Total	% Occupancy	Total Units	Rent Per Unit	Adjusted LTV
FL	8	$94	72%	88%	3,025	$1,610	78%
AL	2	$18	14%	94%	693	$1,457	73%
OK	2	$8	6%	91%	957	$762	76%
TX	3	$10	8%	91%	822	$1,030	76%
Total	**15**	**$130**	**100%**	**90%**	**5,497**	**$1,351**	**77%**

See Glossary and End Notes in the Appendix.

23

NYMT

2024 Focus Utilize a Strong and Flexible Balance Sheet to Capture Long-Term Value: • Maximize liquidity with low-cost operating structure to afford a patient investment approach • Rotate excess capital into principal-protected, highly liquid assets to offset credit portfolio run-off and to capture gains in a slowing economy • Invest through the strength of our asset management platform to unlock value The Company is focused on opportunities in a market undergoing a structural landscape change. Success in this new environment may be achieved through organic creation of liquidity, tactical asset management and prudent liability management for book value protection. 24

Quarterly Financial Information 25

Financial Results See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Third Quarter Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 65.2 $ 0.72 Interest expense (48.4) (0.53) Net Interest Income $ 16.8 $ 0.19 Income from real estate 42.4 0.47 Expenses related to real estate (50.2) (0.55) Net Loss from Real Estate $ (7.8) $ (0.08) Realized losses (3.7) (0.04) Unrealized losses (61.3) (0.67) Gains on derivative investments 21.0 0.23 Preferred return on mezzanine lending 4.5 0.05 Impairment of real estate (44.2) (0.49) Other loss (2.2) (0.03) Other Loss $ (85.9) $ (0.95) Total Net Interest Income, Net Loss from Real Estate & Other Loss $ (76.9) $ (0.84) General & administrative expenses (11.8) (0.13) Portfolio operating expenses (5.2) (0.06) Total Expenses $ (17.0) $ (0.19) Add Back: Net loss attributable to non-controlling interest 9.4 0.10 Income tax benefit — — Preferred stock dividends (10.4) (0.11) Gain on repurchase of preferred stock 0.1 — Net Loss Attributable to Common Stockholders $ (94.8) $ (1.04) Add Back: Depreciation expense on operating real estate 2.2 0.02 Undepreciated Loss* $ (92.6) $ (1.02) 26

Yields By Strategy

Quarter over Quarter Comparison

Net Interest Spread (3Q'23 vs 2Q'23)
Net Interest Spread for the third quarter was 0.90%, up 42 bps from the prior quarter primarily attributable to a decrease in average financing cost of 46 bps due to the benefit of our in-the-money interest rate swaps. The increase was partially offset by a decrease in yield on average interest earning assets of 4 bps primarily due to portfolio runoff of higher-yielding BPL bridge loans.

Dollar Amounts in Thousands	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Single-Family					
Avg. Interest Earning Assets	$ 3,801,646	$ 3,264,106	$ 3,132,910	$ 3,360,046	$ 3,597,311
Avg. Interest Bearing Liabilities	$ 2,764,496	$ 2,305,556	$ 2,150,130	$ 2,385,831	$ 2,679,668
Yield on Avg. Interest Earning Assets*	5.83 %	5.87 %	6.03 %	6.31 %	6.41 %
Average Financing Cost*	(5.04) %	(5.51) %	(5.74) %	(5.29)%	(4.38)%
Single-Family Net Interest Spread*	**0.79 %**	**0.36 %**	**0.29 %**	**1.02 %**	**2.03 %**
Multi-Family					
Avg. Interest Earning Assets	$ 127,909	$ 133,608	$ 123,671	$ 125,890	$ 137,268
Avg. Interest Bearing Liabilities	$ –	$ –	$ –	$ –	$ 3,485
Yield on Avg. Interest Earning Assets*	11.94 %	10.86 %	11.54 %	11.17 %	9.95 %
Average Financing Cost*	– %	– %	– %	– %	(3.42)%
Multi-Family Net Interest Spread*	**11.94 %**	**10.86 %**	**11.54 %**	**11.17 %**	**6.53 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 1,000	$ 1,249	$ 1,806	$ 1,901	$ 9,706
Avg. Interest Bearing Liabilities	$ 221,534	$ 205,673	$ 145,000	$ 145,000	$ 145,000
Yield on Avg. Interest Earning Assets*	– %	4.80 %	10.63 %	13.47 %	50.61 %
Average Financing Cost*	(6.15) %	(6.45) %	(7.20) %	(6.81)%	(6.33)%
Corporate/Other Net Interest Spread*	**(6.15)%**	**(1.65)%**	**3.43 %**	**6.66 %**	**44.28 %**
Total					
Avg. Interest Earning Assets	$ 3,930,555	$ 3,398,963	$ 3,258,387	$ 3,487,837	$ 3,744,285
Avg. Interest Bearing Liabilities	$ 2,986,030	$ 2,511,229	$ 2,295,130	$ 2,530,831	$ 2,828,153
Yield on Avg. Interest Earning Assets*	6.03 %	6.07 %	6.24 %	6.49 %	6.66 %
Average Financing Cost*	(5.13) %	(5.59) %	(5.83) %	(5.38)%	(4.48)%
Net Interest Spread*	**0.90 %**	**0.48 %**	**0.41 %**	**1.11%**	**2.18%**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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NYMT

Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (3Q'23 vs 2Q'23)

The increase in Adjusted Interest Income can be primarily attributed to our increased investment in Agency RMBS and was partially offset by a decrease in Adjusted Interest Income due to continued portfolio run-off of higher-yielding BPL bridge loans. The increase in Adjusted Interest Expense can be attributed to financing of Agency RMBS purchases offset by the benefit of our in-the-money interest rate swaps.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands	3Q'23	2Q'23	1Q'23	4Q'22	3Q'22
Single-Family					
Adjusted Interest Income*	$ 55,389	$ 47,941	$ 47,204	$ 53,022	$ 57,667
Adjusted Interest Expense*	(35,150)	(31,667)	(30,407)	(31,815)	(29,610)
Single-Family Adjusted Net Interest Income*	**$ 20,239**	**$ 16,274**	**$ 16,797**	**$ 21,207**	**$ 28,057**
Multi-Family					
Interest Income	$ 3,849	$ 3,618	$ 3,569	$ 3,514	$ 3,414
Interest Expense	–	–	–	–	(30)
Multi-Family Net Interest Income	**$ 3,849**	**$ 3,618**	**$ 3,569**	**$ 3,514**	**$ 3,384**
Corporate/Other					
Interest Income	$ –	$ 15	$ 48	$ 64	$ 1,228
Adjusted Interest Expense*	(3,433)	(3,307)	(2,547)	(2,488)	(2,312)
Corporate/Other Adjusted Net Interest Income*	**$ (3,433)**	**$ (3,292)**	**$ (2,499)**	**$ (2,424)**	**$ (1,084)**
Total Adjusted Interest Income*	$ 59,238	$ 51,574	$ 50,821	$ 56,600	$ 62,309
Total Adjusted Interest Expense*	(38,583)	(34,974)	(32,954)	(34,303)	(31,952)
Total Adjusted Net Interest Income*	**$ 20,655**	**$ 16,600**	**$ 17,867**	**$ 22,297**	**$ 30,357**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

NYMT

28

Net Loss from Real Estate Quarter over Quarter Comparison Net Loss from Real Estate (3Q’23 vs 2Q’23) Income from real estate and interest expense on mortgages payable on real estate decreased in the third quarter as a result of sales of multi-family real estate assets by consolidated joint venture equity investments in the prior quarter. 1. See Slide 42 for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company. See Glossary and End Notes in the Appendix. Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Income from real estate $ 42,391 $ 44,776 $ 41,746 $ 39,414 $ 40,784 Expenses related to real estate: Interest expense, mortgages payable on real estate (21,604) (24,075) (22,478) (19,566) (16,136) Depreciation expense on operating real estate (1) (6,204) (6,128) (6,039) (5,910) (16,025) Amortization of lease intangibles related to operating real estate (1) — — — — (16,908) Other real estate expenses (22,371) (22,328) (22,180) (20,884) (20,750) Total expenses related to real estate $ (50,179) $ (52,531) $ (50,697) $ (46,360) $ (69,819) Net Loss from Real Estate $ (7,788) $ (7,755) $ (8,951) $ (6,946) $ (29,035) 29

Other (Loss) Income

Quarter over Quarter Comparison

Realized (Losses) Gains, Net (3Q'23 vs 2Q'23)
Net realized losses on investment securities in the third quarter are primarily related to the sale of CMBS, as well as the write down of a non-Agency RMBS investment. Net realized losses on residential loans includes net loss recognized on the sale of a pool of non-performing residential loans during the quarter.

Dollar Amounts in Thousands		3Q'23		2Q'23		1Q'23		4Q'22		3Q'22
Residential loans	$	(1,638)	$	707	$	1,081	$	789	$	1,673
Investment securities		(2,041)		(329)		–		(31)		18,001
Total Realized (Losses) Gains, net	**$**	**(3,679)**	**$**	**378**	**$**	**1,081**	**$**	**758**	**$**	**19,674**

Unrealized (Losses) Gains, Net (3Q'23 vs 2Q'23)
Unrealized losses recognized in the third quarter can be attributed to an increase in interest rates and wider credit spreads, which impacted the fair value of our Agency RMBS, residential loans and first loss subordinated securities we own in Consolidated SLST.

Dollar Amounts in Thousands		3Q'23		2Q'23		1Q'23		4Q'22		3Q'22
Residential loans	$	(21,418)	$	(6,970)	$	29,247	$	(37,136)	$	(124,275)
Consolidated SLST		(9,325)		(12,328)		2,299		(4,923)		(7,925)
Preferred equity and mezzanine loan investments		(17)		513		452		279		(2,509)
Investment securities		(30,535)		(8,509)		853		(2,152)		(17,369)
Total Unrealized (Losses) Gains, net	**$**	**(61,295)**	**$**	**(27,294)**	**$**	**32,851**	**$**	**(43,932)**	**$**	**(152,078)**

See Glossary and End Notes in the Appendix.

NYMT
30

Other (Loss) Income Quarter over Quarter Comparison Gains (Losses) on Derivative Instruments, Net (3Q’23 vs 2Q’23) Net gains on derivative investments in the third quarter are primarily related to unrealized gains on interest rate swaps as a result of an increase in interest rates during the period. Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Unrealized gains on derivative instruments 20,555 18,361 (4,362) 2,260 24,022 Realized gains on derivative instruments 438 3,212 — 3 921 Total Gains (Losses) on Derivative Investments $ 20,993 $ 21,573 $ (4,362) $ 2,263 $ 24,943 See Glossary and End Notes in the Appendix. 31 Income (Loss) from Equity Investments (3Q’23 vs 2Q’23) The decrease in income from equity investments in the third quarter is primarily related to reduced income from preferred equity investments due to redemptions and an increase in unrealized losses recognized on two unconsolidated joint venture equity investments. Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Preferred return on preferred equity investments accounted for as equity $ 4,484 $ 5,027 $ 5,313 $ 5,260 $ 5,651 Unrealized gains (losses), net on preferred equity investments accounted for as equity 194 5 638 151 (4,195) (Loss) income from unconsolidated joint venture equity investments in multi-family properties (2,622) (2,376) 1,060 (925) (1,054) (Loss) income from entities that invest in or originate residential properties and loans — — (2,500) (468) (3,500) Total Income (Loss) from Equity Investments $ 2,056 $ 2,656 $ 4,511 $ 4,018 $ (3,098)

Other (Loss) Income Quarter over Quarter Comparison Impairment of Real Estate (3Q’23 vs 2Q’23) Impairment of real estate increased as a result of additional impairment losses recognized on certain multi-family real estate assets in disposal group held for sale due to wider cap rates, resulting in a corresponding decrease in the estimated fair value less costs to sell of the real estate assets. Other Income (Loss) (3Q’23 vs 2Q’23) Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Impairment of Real Estate $ (44,157) $ (16,864) $ (10,275) $ (2,449) $ — Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Preferred equity and mezzanine loan premiums resulting from early redemption $ 128 $ 186 $ — $ 111 $ 1,356 Gain on sale of real estate — 1,879 — — 16,759 (Loss) gain on extinguishment of collateralized debt obligations and mortgages payable on real estate — (1,863) 1,170 3,305 (489) Miscellaneous income (loss) 11 95 105 44 (4,879) Total Other Income (Loss) $ 139 $ 297 $ 1,275 $ 3,460 $ 12,747 See Glossary and End Notes in the Appendix. 32

Expense Analysis

Quarter over Quarter Comparison

General and Administrative Expenses (3Q'23 vs 2Q'23)
Quarterly general and administrative expenses decreased primarily as a result of annual board stock-based compensation granted in the second quarter and a decrease in incentive compensation accrual in the third quarter.

Dollar Amounts in Thousands		3Q'23		2Q'23		1Q'23		4Q'22		3Q'22
Salaries, benefits and directors' compensation	$	8,649	$	9,820	$	9,367	$	9,955	$	8,916
Other general and administrative expenses		3,177		3,496		3,316		3,342		2,694
Total General and Administrative Expenses	**$**	**11,826**	**$**	**13,316**	**$**	**12,683**	**$**	**13,297**	**$**	**11,610**

Portfolio Operating Expenses (3Q'23 vs 2Q'23)
Portfolio operating expenses decreased primarily due to residential loan portfolio runoff and an increase in ancillary fees received.

Dollar Amounts in Thousands		3Q'23		2Q'23		1Q'23		4Q'22		3Q'22
Portfolio Operating Expenses	**$**	**5,161**	**$**	**5,649**	**$**	**7,070**	**$**	**8,585**	**$**	**10,124**

See Glossary and End Notes in the Appendix.

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NYMT

Other Comprehensive (Loss) Income Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Net (Loss) Income Attributable to Company's Common Stockholders $ (94,819) $ (37,202) $ 10,521 $ (48,076) $ (125,770) Other Comprehensive (Loss) Income (Decrease) increase in fair value of investment securities available for sale (65) (383) 591 83 (1,109) Total Other Comprehensive (Loss) Income (65) (383) 591 83 (1,109) Comprehensive (Loss) Income Attributable to Company's Common Stockholders $ (94,884) $ (37,585) $ 11,112 $ (47,993) $ (126,879) See Glossary and End Notes in the Appendix. 34

Book Value Changes in Book Value The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter ended September 30, 2023. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 1,135,013 91,250 $ 12.44 Common stock issuance, net 2,928 (6) Common stock repurchase (5,005) (560) Preferred stock repurchase 51 — Balance after share activity 1,132,987 90,684 12.49 Adjustment of redeemble non-controlling interest to estimated redemption value 10,597 0.12 Dividends and dividend equivalents declared (27,582) (0.30) Net change in accumulated other comprehensive loss: Investment securities available for sale (65) — Net loss attributable to Company's common stockholders (94,819) (1.05) Ending Balance, GAAP Book Value $ 1,021,118 90,684 $ 11.26 Add: Cumulative depreciation expense on real estate (1) 21,817 0.24 Cumulative amortization of lease intangibles related to real estate (1) 21,356 0.24 Cumulative adjustment of redeemable non-controlling interest to estimated redemption value 17,043 0.19 Adjustment of amortized cost liabilities to fair value 90,929 1.00 Ending Balance, Adjusted Book Value* $ 1,172,263 90,684 $ 12.93 Quarter Ended September 30, 2023 (1) Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized. See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 35

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + Dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + Dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	3Q'23	2Q'23	1Q'23	2022	2021	2020
Book Value per share						
Beginning	$ 12.44	$ 12.95	$ 13.27	$ 18.81	$ 18.84	$ 23.12
Ending	$ 11.26	$ 12.44	$ 12.95	$ 13.27	$ 18.81	$ 18.84
Change in Book Value per share	**$ (1.18)**	**$ (0.51)**	**$ (0.32)**	**$ (5.54)**	**$ (0.03)**	**$ (4.28)**
Dividends						
Q1			$ 0.40	$ 0.40	$ 0.40	$ –
Q2		$ 0.30		0.40	0.40	0.20
Q3	$ 0.30			0.40	0.40	0.30
Q4				0.40	0.40	0.40
Total	**$ 0.30**	**$ 0.30**	**$ 0.40**	**$ 1.60**	**$ 1.60**	**$ 0.90**
Economic Return	**(7.1)%**	**(1.6)%**	**0.6 %**	**(20.9)%**	**8.3 %**	**(14.6)%**
Adjusted Book Value per share*						
Beginning	$ 14.32	$ 15.41	$ 15.89	$ 18.89	$ 18.82	$ 23.08
Ending	$ 12.93	$ 14.32	$ 15.41	$ 15.89	$ 18.89	$ 18.82
Change in Adjusted Book Value per share	**$ (1.39)**	**$ (1.09)**	**$ (0.48)**	**$ (3.00)**	**$ 0.07**	**$ (4.26)**
Economic Return on Adjusted Book Value*	**(7.6)%**	**(5.1)%**	**(0.5)%**	**(7.4)%**	**8.7 %**	**(14.5)%**

Total Rate of Return:
Change in Stock Price for the period + Dividend per share declared for the period, divided by the beginning period Stock Price.

	3Q'23	2Q'23	1Q'23	2022	2021	2020
Stock Price						
Beginning	$ 9.92	$ 9.96	$ 10.24	$ 14.88	$ 14.76	$ 24.92
Ending	$ 8.49	$ 9.92	$ 9.96	$ 10.24	$ 14.88	$ 14.76
Change in Stock Price	**$ (1.43)**	**$ (0.04)**	**$ (0.28)**	**$ (4.64)**	**$ 0.12**	**$ (10.16)**
Total Rate of Return	**(11.4)%**	**2.6 %**	**1.2 %**	**(20.4)%**	**11.7 %**	**(37.2)%**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

36
NYMT

Appendix 37

Non-GAAP Financial Measures Adjusted Net Interest Income and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps, • Adjusted Net Interest Income – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in gains (losses) on derivative instruments, net in the Company's consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. Prior to the quarter ended December 31, 2022, we also reduced GAAP interest expense by the interest expense on mortgages payable on real estate. Commencing with the quarter ended December 31, 2022, we reclassified the interest expense on mortgages payable on real estate to expenses related to real estate on our consolidated statements of operations and, as such, it is no longer included in GAAP interest expense. Prior period disclosures have been conformed to the current period presentation. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income to Adjusted Net Interest Income for our single-family and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. 38

Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Single-Family GAAP interest income $ 61,346 $ 53,907 $ 53,519 $ 59,370 $ 64,278 GAAP interest expense (44,101) (38,542) (36,759) (38,163) (36,221) GAAP total net interest income $ 17,245 $ 15,365 $ 16,760 $ 21,207 $ 28,057 GAAP interest income $ 61,346 $ 53,907 $ 53,519 $ 59,370 $ 64,278 Adjusted for: Consolidated SLST CDO interest expense (5,957) (5,966) (6,315) (6,348) (6,611) Adjusted Interest Income $ 55,389 $ 47,941 $ 47,204 $ 53,022 $ 57,667 GAAP interest expense $ (44,101) $ (38,542) $ (36,759) $ (38,163) $ (36,221) Adjusted for: Consolidated SLST CDO interest expense 5,957 5,966 6,315 6,348 6,611 Net interest benefit of interest rate swaps 2,994 909 37 — — Adjusted Interest Expense $ (35,150) $ (31,667) $ (30,407) $ (31,815) $ (29,610) Adjusted Net Interest Income (1) $ 20,239 $ 16,274 $ 16,797 $ 21,207 $ 28,057 (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. 39

Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Income Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Corporate/Other GAAP interest income $ — $ 15 $ 48 $ 64 $ 1,228 GAAP interest expense (4,305) (3,862) (2,576) (2,488) (2,312) GAAP total net interest income $ (4,305) $ (3,847) $ (2,528) $ (2,424) $ (1,084) GAAP interest expense $ (4,305) $ (3,862) $ (2,576) $ (2,488) $ (2,312) Adjusted for: Net interest benefit of interest rate swaps 872 555 29 — — Adjusted Interest Expense $ (3,433) $ (3,307) $ (2,547) $ (2,488) $ (2,312) Adjusted Net Interest Income (1) $ (3,433) $ (3,292) $ (2,499) $ (2,424) $ (1,084) (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. 40

Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 GAAP interest income $ 65,195 $ 57,540 $ 57,136 $ 62,948 $ 68,920 GAAP interest expense (48,406) (42,404) (39,335) (40,651) (38,563) GAAP total net interest income $ 16,789 $ 15,136 $ 17,801 $ 22,297 $ 30,357 GAAP interest income $ 65,195 $ 57,540 $ 57,136 $ 62,948 $ 68,920 Adjusted for: Consolidated SLST CDO interest expense (5,957) (5,966) (6,315) (6,348) (6,611) Adjusted Interest Income $ 59,238 $ 51,574 $ 50,821 $ 56,600 $ 62,309 GAAP interest expense $ (48,406) $ (42,404) $ (39,335) $ (40,651) $ (38,563) Adjusted for: Consolidated SLST CDO interest expense 5,957 5,966 6,315 6,348 6,611 Net interest benefit of interest rate swaps 3,866 1,464 66 — — Adjusted Interest Expense $ (38,583) $ (34,974) $ (32,954) $ (34,303) $ (31,952) Adjusted Net Interest Income (1) $ 20,655 $ 16,600 $ 17,867 $ 22,297 $ 30,357 See Glossary and End Notes in the Appendix. 41

Non-GAAP Financial Measures Undepreciated (Loss) Earnings Undepreciated (Loss) Earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of Undepreciated (Loss) Earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting Undepreciated (Loss) Earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers. A reconciliation of net (loss) income attributable to Company's common stockholders to Undepreciated (Loss) Earnings for the periods indicated is presented below: Dollar Amounts in Thousands (except per share data) 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 Net (loss) income attributable to Company's common stockholders $ (94,819) $ (37,202) $ 10,521 $ (48,076) $ (125,770) Add: Depreciation expense on operating real estate 2,182 2,180 2,120 1,960 11,104 Amortization of lease intangibles related to operating real estate — — — — 13,193 Undepreciated (Loss) Earnings $ (92,637) $ (35,022) $ 12,641 $ (46,116) $ (101,473) Weighted average shares outstanding - basic 90,984 91,193 91,314 92,548 94,269 Undepreciated (Loss) Earnings per common share $ (1.02) $ (0.38) $ 0.14 $ (0.50) $ (1.08) See Glossary and End Notes in the Appendix. 42

Non-GAAP Financial Measures Adjusted Book Value Per Common Share Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we discontinued disclosure of undepreciated book value per common share and instead present Adjusted Book Value per common share, also a non- GAAP financial measure. When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non- GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and Adjusted Book Value per common share to that of our peers. Accordingly, we calculate Adjusted Book Value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. 43

Non-GAAP Financial Measures

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)		3Q'23		2Q'23		1Q'23		4Q'22		3Q'22
Company's stockholders' equity	$	1,575,228	$	1,690,712	$	1,737,506	$	1,767,216	$	1,917,506
Preferred stock liquidation preference		(554,110)		(555,699)		(556,645)		(557,125)		(557,125)
GAAP Book Value		1,021,118		1,135,013		1,180,861		1,210,091		1,360,381
Add:										
Cumulative depreciation expense on real estate [1]		21,817		23,157		33,553		31,433		29,473
Cumulative amortization of lease intangibles related to real estate [1]		21,356		30,843		59,844		59,844		59,844
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value		17,043		27,640		44,237		44,237		–
Adjustment of amortized cost liabilities to fair value		90,929		90,129		86,978		103,066		104,518
Adjusted Book Value	**$**	**1,172,263**	**$**	**1,306,782**	**$**	**1,405,473**	**$**	**1,448,671**	**$**	**1,554,216**
Common shares outstanding		90,684		91,250		91,180		91,194		93,288
GAAP book value per common share	$	11.26	$	12.44	$	12.95	$	13.27	$	14.58
Adjusted Book Value per common share	**$**	**12.93**	**$**	**14.32**	**$**	**15.41**	**$**	**15.89**	**$**	**16.66**

(1) Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

See Glossary and End Notes in the Appendix.

NYMT

44

Glossary The following defines certain of the commonly used terms in this presentation: "ABS" refers to asset-backed securities; "Adjusted Book Value" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "APR" refers to annual percentage rate; "ARMs" refers to adjustable-rate RMBS; "Average Financing Cost" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; 45

Glossary "Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTD" refers to life-to-date ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices as of the date indicated; "MBS" refers to mortgage-backed securities; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "OAS" refers to option-adjusted spread; "PSA" refers to purchase and sale agreement; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Specified Pools" includes the Company's Agency fixed rate RMBS and Agency ARMs; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Earnings (Loss)" has the meaning set forth in "Non-GAAP Financial Measures—Undepreciated Earnings (Loss)"; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "WAR" refers to weighted average interest rate as of the end of the period; "Yield on Average Interest Earning Assets" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; and "ZV Spread" refers to zero-volatility spread. 46

End Notes Slide 1 − Image(s) used under license from Powerpoint Stock Images. Slide 3 − Image(s) used under license from Powerpoint Stock Images. Slide 4 − Image(s) used under license from Powerpoint Stock Images. Slide 5 − Image(s) used under license from Powerpoint Stock Images. Slide 6 − Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 − Available cash as of September 30, 2023 is calculated as unrestricted cash of $228.3 million less $7.1 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Total NYMT investment amount of property held by a joint venture currently under PSA represents the Company's net equity investment in the consolidated multi-family apartment property as of September 30, 2023. Slide 8 − "Revolving Consumer Credit Owned and Securitized" and "Personal Savings Relative to Pre-Pandemic Trend" data sourced from St. Louis FRED. − "Change in Credit Availability" data sourced from Bloomberg. Slide 10 − Available cash is calculated as unrestricted cash of $228.3 million less $7.1  million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Financing of unencumbered assets represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans, investment securities and single-family rental properties as of September 30, 2023. − Additional financing of under-levered assets represents the estimated additional financing available for residential loans, investment securities and CDOs repurchased from residential loan securitizations under the Company's current repurchase agreements as of September 30, 2023. − % Market Capitalization is calculated as the quotient of Available Cash, Financing of Unencumbered Assets, Additional Financing of Under- Levered Assets and Total Deployment Availability and the Company's total market capitalization as of September 30, 2023. − NYMT Investment Portfolio Size amounts represent the investment portfolio carrying values as of end of the periods presented (see Appendix – “Capital Allocation”). Slide 11 − Image(s) used under license from Powerpoint Stock Images. Slide 12 − Dividend yield calculated using the current quarter dividend declared on common stock and the share price of the Company's common stock as of September 30, 2023. − Total Portfolio Size and Portfolio Allocation of the investment portfolio represent investment portfolio carrying value as of September 30, 2023 (see Appendix – “Capital Allocation”). − EPS Contribution amounts are calculated as the quotient of net interest income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 13 − Amounts for Senior Unsecured Notes and Subordinated Debentures represent the outstanding note balance. − MTM Repo - Agency includes repurchase agreement financing subject to margin calls used to fund the purchase of Agency RMBS. − MTM Repo - Credit includes repurchase agreement financing subject to margin calls used to fund the purchase of residential loans, single- family rental properties and non-Agency RMBS. − Non-MTM Repo - Credit includes repurchase agreement financing not subject to margin calls used to fund the purchase of residential loans. − Securitization Financing includes residential loan securitizations. − MTM Repo, Non-MTM Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. 47

End Notes Slide 14 − Other Investments include an equity investment in an entity that originates residential loans. − Portfolio Asset amounts for BPL-Bridge, RPL, Performing Loans, BPL- Rental, Non-Agency RMBS, Mezzanine Lending, CMBS, Agency RMBS and Other Investments represent the fair value of the assets as of September 30, 2023. − Portfolio Asset amount for SFR represents the net depreciated value of the real estate assets as of September 30, 2023. − Joint Venture Equity Portfolio Asset amount represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties as of September 30, 2023. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. − Available cash is calculated as unrestricted cash of $228.3 million less $7.1 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 15 − Image(s) used under license from Powerpoint Stock Images. Slide 16 − Portfolio Acquisitions represent the cost of assets acquired by the Company during the periods presented. Slide 17 − Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of September 30, 2023. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. − Asset Value for BPL-Bridge, BPL-Rental, Performing Loan, RPL, Agency RMBS and Non-Agency RMBS strategies represent the fair value of the assets as of September 30, 2023. Asset Value for SFR represents the net depreciated value of the real estate assets as of September 30, 2023. − Asset Value and Net Capital for Non-Agency RMBS include Consolidated SLST securities owned by the Company with a fair value of $154 million and other non-Agency RMBS with a fair value of $62 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. − Total Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy. − Calculation of Portfolio Recourse Leverage Ratio and Total Portfolio Leverage Ratio for BPL and RPL strategies includes securities repurchased from residential loan securitizations. − Average FICO and Average Coupon for RPL Strategy, BPL- Bridge Strategy, BPL-Rental Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of September 30, 2023. − Average LTV for RPL Strategy, BPL-Rental Strategy and Performing Loan Strategy represents the weighted average loan-to-value for residential loans held as of September 30, 2023. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge Strategy represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency RMBS strategy represent the weighted average borrower FICO score and weighted average loan-to-value of the underlying collateral of Specified Pools per the most recent data available in Bloomberg. Average Coupon for Agency RMBS strategy represents the weighted average coupon rate of the Specified Pools. Average FICO, Average LTV and Average Coupon for Agency RMBS do not include Agency IOs. − Average FICO, Average LTV and Average Coupon for Non- Agency RMBS strategy represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral of Consolidated SLST as of September 30, 2023. 48

End Notes Slide 18 − ZV Spreads at indicated coupon percentages sourced from Bloomberg. − NYMT Agency RMBS Holdings and NYMT Recent Agency RMBS Holdings represent the fair value of Agency RMBS purchased in 2023 as of September 30, 2023. − Agency RMBS Current Coupon Spreads sourced from Bloomberg. Slide 19 − Market value represents the fair value of the Agency RMBS strategy portfolio as of September 30, 2023. − Average Coupon represents the weighted average coupon rate of Agency RMBS as of September 30, 2023. Slide 20 − UPB represents the interest bearing balance of the BPL-Bridge strategy portfolio as of September 30, 2023. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL-Bridge strategy that were held as of September 30, 2023. − LTD UPB Invested includes life-to-date purchased interest bearing balances and life-to-date funded interest bearing holdback for the BPL- Bridge strategy. − Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Original Term represents the weighted average original loan term for the BPL-Bridge portfolio as of September 30, 2023. − WALA represents the weighted average loan age of the BPL-Bridge portfolio as of September 30, 2023. − DQ 60+ refers to loans greater than 60 days delinquent. − Cash collections as percentage of monthly scheduled interest is calculated as the quotient of aggregate coupon interest, default interest, late fees and extension fees collected from BPL-Bridge borrowers in the periods presented and aggregate coupon accrual calculated using the outstanding interest bearing balance and the contractual note rate of BPL-Bridge loans for the periods presented. − WALA represents the weighted average loan age of the underlying collateral of Specified Pools as of September 30, 2023. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of September 30, 2023. − Specified Pool by Coupon percentages are calculated based on the aggregate fair value of each classification group as of September 30, 2023. Slide 21 − Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of September 30, 2023. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. − Asset Value for Mezzanine Lending investments represents the fair value of the investments. − Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of September 30, 2023. − Average coupon rate of Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of September 30, 2023. − Average DSCR and Average Adjusted LTV for Joint Venture Equity investments represent the weighted average DSCR and LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of September 30, 2023. − Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. 49

End Notes Slide 22 − Asset value represents the fair value of Mezzanine Lending investments as of September 30, 2023. − Annualized rent growth rate is calculated as the average annualized monthly change in per-unit rent for the underlying properties of Mezzanine Lending investments for the periods presented. − Full year 2022 payoff percentage of Mezzanine Lending Investments calculated as the quotient of aggregate loan amounts redeemed in 2022 and the total loan amount of the Mezzanine Lending portfolio on January 1, 2022. 2023 (annualized) payoff percentage of Mezzanine Lending Investments calculated as the annualized quotient of aggregate loan amounts redeemed between January 1, 2023 and September 30, 2023 and the total loan amount of the Mezzanine Lending portfolio on January 1, 2023. − Beginning Balance and Additions represent the aggregate investment amount as of the beginning of each period presented and the aggregate new investment amount added during the periods presented. − Average Annualized Payoff Rate is calculated as the annualized average of the quotient of aggregate loan amounts redeemed in each period presented and the total loan amount of the Mezzanine Lending portfolio as of the beginning of each period presented. Slide 23 − Annualized rent growth rate is calculated as the average annualized monthly change in per-unit rent for the underlying properties of Joint Venture Equity investments for the periods presented. − NYMT Equity Basis represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties in disposal group held for sale as of September 30, 2023. − Adjusted LTV represents the LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties as of September 30, 2023. Slide 24 − Image(s) used under license from Powerpoint Stock Image. Slide 25 − Image(s) used under license from Powerpoint Stock Image. Slide 30 − Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. 50 Slide 35 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended September 30, 2023 are 90,684,441. − Common stock issuance, net includes amortization of stock based compensation. Slide 37 − Image(s) used under license from Powerpoint Stock Image.

Capital Allocation

At September 30, 2023 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Corporate/ Other	Total
Residential loans	$ 2,993,895	$ –	$ –	$ 2,993,895
Consolidated SLST CDOs	(584,741)	–	–	(584,741)
Investment securities available for sale	1,596,567	5,648	–	1,602,215
Multi-family loans	–	98,435	–	98,435
Equity investments	–	130,583	25,000	155,583
Equity investments in consolidated multi-family properties [2]	–	146,151	–	146,151
Equity investments in disposal group held for sale [3]	–	130,256	–	130,256
Single-family rental properties	161,712	–	–	161,712
Total investment portfolio carrying value	**$ 4,167,433**	**$ 511,073**	**$ 25,000**	**$ 4,703,506**
Repurchase agreements	$ (1,994,728)	$ –	$ –	$ (1,994,728)
Residential loan securitization CDOs	(1,318,131)	–	–	(1,318,131)
Senior unsecured notes	–	–	(97,924)	(97,924)
Subordinated debentures	–	–	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	119,567	–	228,742	348,309
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	–	(17,043)	–	(17,043)
Other	42,365	457	(46,583)	(3,761)
Net Company capital allocated	**$ 1,016,506**	**$ 494,487**	**$ 64,235**	**$ 1,575,228**
Company Recourse Leverage Ratio [5]				1.3x
Portfolio Recourse Leverage Ratio [6]				1.2x

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of September 30, 2023 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the securitization with an aggregate net carrying value of $154.4 million.

(2) Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(3) Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(4) Excludes cash in the amount of $22.0 million held in the Company's equity investments in consolidated multi-family properties and consolidated equity investments in disposal group held for sale. Restricted cash is included in the Company's condensed consolidated balance sheets in other assets.

(5) Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $134.3 million, Consolidated SLST CDOs amounting to $584.7 million, residential loan securitization CDOs amounting to $1.3 billion and mortgages payable on real estate amounting to $396.8 million as they are non-recourse debt.

(6) Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

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Reconciliation of Joint Venture Equity Investments Dollar Amounts in Thousands Cash and cash equivalents $ 7,120 Real estate, net 542,797 Assets of disposal group held for sale 909,731 Other assets 17,456 Total assets $ 1,477,104 Mortgages payable on real estate, net $ 396,810 Liabilities of disposal group held for sale 767,329 Other liabilities 12,373 Total liabilities $ 1,176,512 Redeemable non-controlling interest in Consolidated VIEs $ 21,026 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value (17,043) Non-controlling interest in Consolidated VIEs 8,057 Non-controlling interest in disposal group held for sale 12,145 Net Equity Investment in Joint Ventures (1) $ 276,407 (1) The Company's net equity investment consists of $146.2 million of net equity investments in consolidated multi-family properties and $130.3 million of net equity investments in disposal group held for sale. 52